UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-20381	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 12, 2011, the 2011 Annual Meeting of Shareholders (the “Meeting”) of FARO Technologies, Inc. (the “Company”) was held in Lake Mary, Florida. The holders of the common stock of the Company voted upon four Company proposals at the Meeting, with the following results:

Item 1 – Election of three directors to serve for a three-year term expiring at the Annual Meeting of Shareholders in 2014

The holders of common stock of the Company elected the following directors to serve for a three-year term by the following count:

Name	Votes For	Votes Withheld	Broker Non-Vote

Stephen R. Cole	13,178,659	836,565	1,537,261

Marvin R. Sambur, Ph.D.	13,185,751	829,473	1,537,261

Jay W. Freeland	13,362,195	653,029	1,537,261

Item 2 – Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2011

The holders of the Company’s common stock ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2011 by the following count:

Votes For	Votes Against	Abstentions

15,537,050	8,334	7,101

Item 3 – Non-binding resolution to approve the compensation of the Company’s named executive officers

The holders of the Company’s common stock approved a non-binding resolution with respect to the compensation of the Company’s named executive officers by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Vote

13,601,438	395,315	18,470	1,537,262

Item 4 – Non-binding proposal as to the frequency with which the Company’s shareholders will vote on the compensation of the Company’s named executive officers in future years

The holders of the Company’s common stock approved an annual advisory vote on the compensation of the Company’s named executive officers by the following count:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Vote

12,746,518	79,500	1,174,029	15,177	1,537,261

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO TECHNOLOGIES, INC. (Registrant)

Date: May 17, 2011	/s/ Keith Bair
	By:	Keith Bair
	Its:	Chief Financial Officer